EXHIBIT 21

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                  SUBSIDIARIES


SUBSIDIARY                                       STATE OF INCORPORATION

3007152 Nova Scotia Company                              Canada
3070336 Canada Inc.                                      Canada
585043 Ontario Limited                                   Canada
Arkansas Central, Inc.                                   Arkansas
Arkansas LR, Inc.                                        Arkansas
Arkansas NE, Inc.                                        Arkansas
Arkansas NW, Inc.                                        Arkansas
Arkansas SE, Inc.                                        Arkansas
Arkansas SW, Inc.                                        Arkansas
Autotronic Systems, Inc.                                 Delaware
Barinco Insurance Ltd.                                   Bermuda
Belvex, Inc.                                             Texas
Big Diamond Number 1, Inc.                               Texas
Big Diamond, Inc.                                        Texas
Bioremetec Inc.                                          Canada
Canadian Marine Response Management                      Canada
     Corporation Ltd.
Canadian Ultramar Company                                Canada
Canadian Ultramar Holding Corp.                          Delaware
Colonnade Assurance Limited                              Bermuda
Colonnade Vermont Insurance Company                      Vermont
Colorado Refining Company                                Colorado
Corporate Claims Management, Inc.                        Texas
Cush-Po, Inc.                                            Oklahoma
D-S Mont Belvieu, Inc.                                   Texas
D-S Splitter, Inc.                                       Delaware
D-S Systems, Inc.                                        Delaware
D-S United, Inc.                                         Delaware
D-S Venture Company, L.l.c.                              Delaware
D-S World Energy, Inc.                                   Delaware
D. S. E. Pipeline Company                                Delaware
Diamond Reforming, Inc.                                  Delaware
Diamond Security Systems, Inc.                           Delaware
Diamond Shamrock Arizona, Inc.                           Delaware
Diamond Shamrock Boliviana, Ltd.                         California
Diamond Shamrock Leasing, Inc.                           Delaware
Diamond Shamrock of Bolivia, Inc.                        Delaware
Diamond Shamrock Pipeline Company                        Delaware
Diamond Shamrock Refining and                            Delaware
     Marketing Company
Diamond Shamrock Refining Company,                       Delaware
     L.P.
Diamond Shamrock Stations, Inc.                          Delaware
Dsrm National Bank                                       N/A
Eastern Canada Response Corporation                      Canada
     Ltd.
Emerald Corporation                                      Delaware
Emerald Marketing, Inc.                                  Texas
Emerald Pipe Line Corporation                            Delaware
Geo Williamson Fuels Ltd.                                Canada
Hanover Petroleum Corporation                            Delaware
Integrated Product Systems, Inc.                         Delaware
Kempco Petroleum Company                                 Texas
Laurelglen Holdings, Inc.                                Delaware
Les Carburants Ultra-GNV ENR.                            Canada
Les Petroles D. Kirouac Inc.                             Canada
Metro Oil Co.                                            Michigan
National Convenience Stores                              Delaware
     Incorporated
National Money Orders Incorporated                       Texas
Navajo Sales Company, Inc.                               Arizona
Oceanic Tankers Agency Limited                           Canada
Petro/chem Environmental Services,                       Delaware
     Inc.
Phoebus Energy Ltd.                                      Bermuda
Robinson Oil Company (1987) Limited                      Canada
Sallans Fuels Limited                                    Canada
Schepps Food Stores, Inc.                                Texas
Sea Eagle Insurance Company                              Hawaii
Shamrock Ventures, Ltd.                                  Bermuda
Sigmor Beverage, Inc.                                    Texas
Sigmor Corporation                                       Delaware
Sigmor Pipeline Company                                  Texas
Skelly-Belvieu Pipeline Company,                         Delaware
     L.L.C.
Skipper Beverage Company, Inc.                           Texas
Stop'n Go Markets of Georgia, Inc.                       Georgia
Stop'n Go Markets of Texas, Inc.                         Texas
Sunshine Beverage Co.                                    Texas
Texas Super Duper Markets, Inc.                          Texas
The Shamrock Pipe Line Corporation                       Delaware
TOC-DS Company                                           Delaware
Total Engineering & Research Company                     Colorado
Total Petroleum, Inc.                                    Michigan
Total Pipeline Corporation                               Michigan
UDS Capital I                                            Delaware
UDS Capital II                                           Delaware
UDS Corporation                                          Delaware
UDS Funding I, L.P.                                      Delaware
UDS Funding II, L.P.                                     Delaware
Ultramar Acceptance Inc.                                 Canada
Ultramar Credit Corporation                              Canada
Ultramar D.S., Inc.                                      Texas
Ultramar Energy Inc.                                     Delaware
Ultramar Inc.                                            Nevada
Ultramar Ltee / Ultramar Ltd.                            Canada
Ultramar Services Inc.                                   Canada
West Emerald Pipe Line Corporation                       Delaware
Xcel Products Company, Inc.                              Texas
Xral Storage and Terminaling Company                     Texas

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